UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 22, 2007 (March 18, 2007)

HERCULES OFFSHORE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-51582	56-2542838
(State of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

11 GREENWAY PLAZA, SUITE 2950 HOUSTON, TEXAS	77046
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (713) 979-9300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Hercules Offshore, Inc., a Delaware corporation (the “Company”), has entered into an Agreement and Plan of Merger (as amended and restated effective March 18, 2007, the “Merger Agreement”), by and among the Company, THE Hercules Offshore Drilling Company LLC, a Delaware limited liability company and direct, wholly owned subsidiary of the Company (“Merger Sub”), and TODCO, a Delaware corporation (“TODCO”), under which the Company has agreed to acquire all of the issued and outstanding shares of common stock of TODCO (“TODCO Common Stock”). Pursuant to the terms of the Merger Agreement, which was unanimously approved by the Boards of Directors of both the Company and TODCO, TODCO will merge with and into Merger Sub with Merger Sub continuing as the surviving entity (the “Merger”).

Under the terms of the Merger Agreement, the total consideration to be paid to TODCO stockholders in connection with the Merger is fixed. In the Merger, on average, each issued and outstanding share of TODCO Common Stock will be converted into the right to receive an amount of consideration equal to (1) 0.979 shares of common stock of the Company (“Company Common Stock”), and (2) $16.00 per share in cash. Stockholders of TODCO will have the right to elect to receive Company Common Stock or cash for each share of TODCO Common Stock, subject to equalization so that each share of TODCO Common Stock receives consideration representing equal value and proration in the event either the Company Common Stock election or the cash election is oversubscribed. These adjustments, however, will not increase or decrease the total shares of Company Common Stock to be issued by the Company, estimated to total 56.9 million, or the total amount of cash to be paid by the Company, estimated to total $930.7 million.

The Merger Agreement contains customary representations and warranties and covenants by each of the parties. Among other things, during the period between the execution of the Merger Agreement and the consummation of the Merger, the parties agree to conduct their respective businesses in the ordinary course and not to engage in certain types of activities, subject to certain exceptions, and not to solicit alternative transactions.

Completion of the Merger is conditioned upon, among other things: (1) approval by the stockholders of the Company of the issuance of additional shares of Company Common Stock and the approval and adoption of the Merger Agreement by the stockholders of TODCO, (2) applicable regulatory approvals, including the termination or expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (3) the effectiveness of a registration statement on Form S-4 relating to the Company Common Stock to be issued in the Merger and the approval of the listing of such shares on the NASDAQ Global Select Market, and (4) the absence of legal impediments prohibiting the transactions. In addition, the Company’s obligation to complete the Merger is subject to a 5% limitation on the percentage of TODCO stockholders who dissent to the transaction and exercise appraisal rights for their shares of TODCO Common Stock.

The Merger Agreement contains provisions granting both the Company and TODCO rights to terminate the Merger Agreement for certain reasons, including, among others, (1) if the Merger is not completed by December 31, 2007, (2) if TODCO’S stockholders fail to approve the Merger and the transactions contemplated by it, or in the case of the Company, if its stockholders fail to approve the issuance by the Company of additional shares of Company Common Stock or (3) if the other party enters into an alternative transaction. In the event of a termination of the Merger Agreement under certain circumstances, the Company may be required to pay TODCO a termination fee of $30 million, or TODCO may be required to pay the Company a termination fee of $70 million. Any expense reimbursement that is paid would reduce by an equivalent amount any termination fee that is owed.

Cautionary Statements

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached to this Current Report as Exhibit 2.1 and incorporated herein by reference. The Merger Agreement is filed herewith to provide investors with information regarding its terms and is not intended to provide any other factual information about the Company or TODCO. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are as of specified dates and were made only for purposes of such Merger Agreement. Such representations and warranties are solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed between the parties, including being qualified by information contained in the disclosure schedules exchanged between the parties in connection with the execution of the Merger Agreement that may modify and create exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company and TODCO, rather than establishing matters as facts. Accordingly, investors should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about the Company or TODCO. None of the representations and warranties contained in the Merger Agreement will have any legal effect among the parties to the Merger Agreement after the closing of the Merger.

Forward-Looking Statements

This report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are subject to a number of risks, uncertainties and assumptions, including the factors described in our most recent periodic reports and other documents filed with the Securities and Exchange Commission, which are available free of charge at the SEC’s website at www.sec.gov or our website at www.herculesoffshore.com. Hercules Offshore cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.

Risks with respect to the combination of Hercules Offshore and TODCO, as well as other recent and future acquisitions, include the risk that we will not be able to close the transaction, as well as difficulties in the integration of the operations and personnel of the acquired company, diversion of management’s attention away from other business concerns, and the assumption of any undisclosed or other liabilities of the acquired company. We expect to incur substantial transaction and merger related costs associated with completing the merger with TODCO, obtaining regulatory approvals, combining the operations of the two companies and achieving desired synergies. Additional unanticipated costs may be incurred in the integration of the businesses of Hercules Offshore and TODCO. Expected benefits of the merger may not be achieved in the near term, or at all. Hercules Offshore will have a significant amount of additional debt as a result of the merger. This debt will require us to use cash flow to repay indebtedness, may have a material adverse effect on our financial health, and may limit our future operations and ability to borrow additional funds.

Important Information and Where to Find It

The Company and TODCO will file a joint proxy statement/prospectus and other documents concerning the proposed Merger with the Securities and Exchange Commission (the “SEC”). INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING THE COMPANY, TODCO AND THE MERGER. A definitive joint proxy statement/prospectus will be sent to the stockholders of the Company and TODCO seeking their vote as required by the Merger Agreement.

Investors may obtain a free copy of the joint proxy statement/prospectus (when it becomes available) and other documents containing information about the Company and TODCO, free of charge, at the SEC’s website at www.sec.gov. Copies of the joint proxy statement/prospectus may also be obtained free of charge by directing a

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request to the respective companies as follows: Information regarding the Company can be obtained by contacting its investor relations department at 713-979-9832 or by accessing its website at www.herculesoffshore.com; and the information regarding TODCO can be obtained by contacting its investor relations department at 713-278-6014 or by accessing its website at www.theoffshoredrillingcompany.com.

The Company and TODCO and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company and TODCO in connection with the Merger. Information about the directors and executive officers of the Company and TODCO and their ownership of the Company’s Common Stock is set forth in the proxy statement for the Company’s 2006 annual meeting of stockholders filed with the SEC on March 24, 2006. Information about the directors and executive officers of TODCO and their ownership of TODCO Common Stock is set forth in the proxy statement for TODCO’s 2006 annual meeting of stockholders, which was filed with the SEC on March 22, 2006. Investors may obtain additional information regarding the interests of such participants by reading the joint proxy statement/prospectus for the Merger when it becomes available.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
2.1	Amended and Restated Agreement and Plan of Merger effective as of March 18, 2007, by and among Hercules Offshore, Inc., THE Hercules Offshore Drilling Company LLC and TODCO (schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES OFFSHORE, INC.

Date: March 22, 2007	By:	/s/ James W. Noe
James W. Noe
Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit Number	Description
2.1	Amended and Restated Agreement and Plan of Merger effective as of March 18, 2007, by and among Hercules Offshore, Inc., THE Hercules Offshore Drilling Company LLC and TODCO (the schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K)

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